Exhibit 99.1

EMPOWERING TRADERS TO CLAIM THEIR FINANCIAL EDGE February 2022

Cautionary Statement Regarding Forward - Looking Statements This communication contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 , as amended, that reflect TradeStation’s current views with respect to, among other things, the future operations and financial performance of TradeStation . Forward - looking statements in this communication may be identified by the use of words such as “anticipating,” “believes,” “can,” “continue,” “continuously,” “enhance,” “expects,” “hope,” “in progress,” “intends,” “may,” “over time,” “planned,” “seeks,” “should,” “strategic,” “target,” “think,” “try,” “try to,” “will” and similar terms and phrases . Forward - looking statements contained in this communication include, but are not limited to, statements as to (i) the success of TradeStation’s efforts regarding its revenue growth strategy, including the success of marketing expenditures and campaigns and approaches, increasing headcount to support its revenue growth strategy and its ability to grow its customer account base generally and the pace at which such growth is, or is not, accomplished, (ii) ongoing volume levels of customer trading activity and trading - related revenue generated, (iii) the success, or lack thereof, of TradeStation’s crypto account - opening/marketing promotion, and whether crypto customer accounts added through such promotion will provide further funding or deposits to, or trade in, such accounts, (iv) whether TradeStation’s planned product and service enhancements, including those recently launched or currently in progress, will be considered valuable or attractive by customers and customer prospects, or completed timely, or at all, and (v) whether federal fund target interest rates will increase, and if so when, whether the effective interest rates will match the target rates, and whether TradeStation will be able to benefit through increased net interest income if those rates increase . The forward - looking statements contained in this communication are based on the current expectations of TradeStation and its management and are subject to risks and uncertainties . No assurance can be given that future developments affecting TradeStation will be those that are anticipated . Actual results may differ materially from current expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond the control of TradeStation . Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward - looking statements . Factors that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them . Any forward - looking statement made in this communication speaks only as of the date hereof . TradeStation undertakes no obligation to update, revise or review any forward - looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws . Trademarks, Trade Names and Service Marks This presentation includes trademarks, trade names and service marks that are the property of their respective owners, and are protected under applicable intellectual property laws. Proposed Business Combination As previously announced, TradeStation Group, Inc . (the “Company”) and Quantum FinTech Acquisition Corporation (“Quantum”) have entered into agreements to effect a business combination (the “Business Combination”) . This presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of the Company, Quantum, the combined company or any of their respective affiliates . No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended (the “Securities Act”), or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be effected . No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the Business Combination or the accuracy or adequacy of this presentation . In connection with the proposed Business Combination between the Company and Quantum, the Company has filed a registration statement on Form S - 4 (the “Registration Statement”) with the U . S . Securities and Exchange Commission (the “SEC”) that includes a proxy statement / prospectus relating to the offer of the securities to be issued to Quantum . Investors, security holders and other interested persons are advised to read the Registration Statement and proxy statement / prospectus and any amendments thereto, and other relevant documents that are filed with the SEC carefully and in their entirety because they will contain important information about the Company, Quantum and the proposed Business Combination . The definitive proxy statement / prospectus will be mailed to stockholders of Quantum as of a record date to be established for voting on the proposed Business Combination . Investors, security holders and other interested persons will also be able to obtain copies of the Registration Statement and other documents containing important information about the Business Combination and the parties to the Business Combination once such documents are filed with the SEC, without charge, at the SEC’s website at www . sec . gov , or by directing a request to : Quantum FinTech Acquisition Corp . , 4221 W . Boy Scout Blvd . , Suite 300 , Tampa, FL 33607 , Attention : Investor Relations or by email at IR@qftacorp . com . Quantum and the Company, their respective directors and executive officers and certain investors may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC . Information about the directors and executive officers of Quantum and their ownership is set forth in Quantum’s filings with the SEC, including its final prospectus relating to its initial public offering in February 2021 , which is available free of charge at the SEC’s website at www . sec . gov . Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Quantum shareholders in connection with the proposed Business Combination, including the Company’s directors and executive officers and certain investors, will be contained in the Registration Statement for the Business Combination when available . Disclai m ers

TradeStation At A Glance 178,000 + Total Customer Accounts 36% Year - Over - Year Growth* 30 - Year History of Helping Self - Directed Traders and Investors Claim Their Financial Edge $12.3 Billion Total Customer Assets 33% Year - Over - Year Growth* Multi - Asset, Self - Clearing Brokerage Offering Equities, Options, Futures and Cryptocurrencies Award - Winning Technology and Research Tools Accessible on Mobile, Web, Desktop and Through API $222.0 Million Trailing 12 Month s Revenue 8% Growth** *As of December 31, 2021 compared to December 31, 2020 ** Revenue growth for the 12 months ended December 31, 2021, compared to the 12 months ended December 31, 2020

(1) Estimated 2020 market size based on industry reports. (2) “Active Traders” is defined as traders who make more than 10 trades per month. “Active Investors” is defined as individuals who trade roughly 3 – 10 trades per month. “Traditional Investors” is defined as long - term investors with infrequent trading activity. (3) As o f D e c e mber 3 1 , 2021. The Self - Directed Investor Market in the U.S. is Growing at a Mid - Teens Annual Rate (1) Total US Active Tr a d e r s ( 1 , 2) Total U . S . Tr a diti o na l Inve stors (2) Total US Active Inve stors ( 1 , 2 ) Total U.S. Self - Directed Inve stors 28mm (1) 28mm (1) 63mm (1) 2018 - 2021E US Self - Directed Investor CAGR: ~16% (1) In addition to serving the US, TradeStation taps international markets, with ~20% of accounts held by non - U.S. customers (3) + + = 3 6mm (1)

Expanding Customer Base of Experienced and New Traders Strong Track Record of Account Growth Award - Winning Suite of Trader and Investor Products Differentiated Positioning in the Market 1 5 4 2 3 Well - Defined Growth Accelerators 4 TradeStation is Well - Positioned to Benefit from Growth Opportunities

# Product Suite Caters to a Broad Spectrum of Self-Directed Investors

**From highly active full-time traders requiring advanced charting and trading functionality…**



**TradeStation 10 Desktop Platform**

Advanced stocks, futures and options trading platform with powerful tools to help traders test, optimize, monitor and automate custom trading strategies

**OptionStation Pro**

Options analytics trading platform designed for stock and index options traders



**…to self-directed retail investors looking for simplicity and ease of use**

**TradeStation Mobile & Mobile Apps**

Stocks, futures, options and crypto trading on-the-go





**TradingView (API Integration)**

Stocks, ETFs, futures and crypto trading by accessing TradeStation directly from the TradingView community

StockBrokers.com

**Consistently Rated #1 or "Best in Class" StockBrokers.com Online Broker Review for:**

| | | |
|---|---|---|
| Platform & Tools | Crypto Technology | Active Trading |
| Options Trading | Commissions & Fees | Futures Trading |

nerdwallet

**2022 Best Online Broker for Stock Trading Platform and Research in Nerd Wallet's 2022 Best-of Awards**

5

Note: The TradingView screen is owned by TradingView. TradingView is not a TradeStation company or affiliate. See page 12 for more detail regarding TradeStation's strategic alliances.

TradeStation is a go - to platform for active individual traders looking for an edge Newcomer growth accelerated during COVID Average age : 49 years old 32 - month average account tenure $707,000 average net worth $37,000 average balance at TradeStation Heavy desktop platform use Baby Boome r / G e n - X (Born 194 6 - 1 980) Millenn i a ls / G e n - Z (Born after 1980) Source: Based on client onboarding information and other company data. Data as of December 31, 2021 Note: This page contains forward - looking statementsabout assumptions, plans, estimates and beliefs concerning marketing opportunities, successful marketing strategies, and the Company’sability to achieve them, which contain numerous risks and uncertainties. Actual resultsmay differ materially from those contained in any forward - lookingstatements. Please see Disclaimers on Page 1 of this presentation forforward - looking statements. 6 Feature - Rich Platform Designed to Attract Next Generation of Self - Directed Investors Average age : 27 years old 12 - month average account tenure $143,000 average net worth $8,000 average balance at TradeStation Attracted to mobile products and social platforms 5.0% 15.5% 95.0% 84.5% As o f March 31, 2 0 19 As o f Dec e mber 31, 2021 Baby Boomer/Gen X (Born 1946 - 1980) Millennials/Gen - Z (Born after 1980) C u s t o me r A g e M i x A s a % o f t o t a l c u s t o m e r s

# TradeStation seeks to capture traders and active investors from legacy and challenger brokers and can be a bridge to the traditional asset classes for crypto traders

| | **Legacy Brokers**<br>Traditional Investors, Traders, Advisors | **Challenger Brokers**<br>Beginner Investors & Traders | **TradeStation** | **Crypto Exchanges**<br>Crypto Investors & Traders |
|---|---|---|---|---|
| Cryptocurrency Trading | ○ | ◕ | ● | ● |
| Self-Clears Stocks, Options, and Futures | ◕ | ○ | ● | ○ |
| Strategy Back-Testing & Automation | ◕ | ○ | ● | ○ |
| Advanced, Multi-Asset API Technology | ◑ | ○ | ● | ○ |
| Education & Social Community | ◕ | ◕ | ● | ◔ |

Note: This page contains forward-looking statements about assumptions, plans, estimates and beliefs concerning marketing opportunities, successful marketing strategies, and the Company's ability to achieve them, which contain numerous risks and uncertainties. Actual results may differ materially from those contained in any forward-looking statements. Please see Disclaimers on Page 1 of this presentation for forward-looking statements.

7

# Track Record of Account Growth Driven in Part From New Product and Feature Rollouts



Average Total Customer Accounts(1)
(in thousands)
FYE 2018
Brand Refresh
Simplified Pricing
TradeStation 10
FYE 2019
Web API
Fully Paid Lending
Account Opening Process Redesign
FYE 2020
Commission Free Trading
TradeStation Crypto
YouCanTrade
New Futures Options Platform
TradingView Alliance
New TradeStation.com Website
Real-time Account Funding
Data-Driven Marketing Mix
FYE 2021
Crypto in Web API
Crypto Added to TradingView
FYE 2022
Simplified Balance View
Crypto IRA
Crypto FIX API
70
73
76
79
83
88
92
95
98
102
103
104
113
122
129
138
152
160
170(2)
CAGR = 20.5%
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
FYE 3/31/18
FYE 3/31/19
FYE 3/31/20
FYE 3/31/21
FYE 3/31/22

(1) "Average Total Customer Accounts" for each fiscal quarter is calculated by adding the ending balance of total customer accounts for the last month of the prior fiscal quarter and the ending balance of total customer accounts for each of the three months of the fiscal quarter being measured and dividing the sum by four.

(2) Included in "Average Total Customer Accounts" for the three months ended December 31, 2021 are customer crypto accounts opened through a marketing promotion that began December 20, 2021 in which TradeStation makes the initial account funding (BTC equal to USD $10.00). Crypto accounts opened under this promotion were 4,950 of the 5,725 total crypto accounts opened in December 2021.

8

# Newly Launched Marketing Strategy to Capture Growth Opportunity

**Large white space to expand marketing footprint and create self-reinforcing brand awareness.**

Current % of Available Digital Marketing Impressions Purchased

### Brand Marketing

- **OverTheTop:** YouTube, Hulu, FireTV, Facebook Watch, Sling, Real Vision, etc.
- **Display:** Programmatic, Display Partners
- **Social Media:** Facebook, Instagram, Twitter, TikTok, Reddit, Linkedin, Podcasts, etc.

### Performance Marketing

- **Search Engines:** Google, Bing
- **Mobile App Stores:** Apple App Store, Google Play



0.1%
OverTheTop
0.3%
Display
4.8%
Social Media
7.3%
Search Engines
4.5%
Mobile App Stores
Open Account

### Additional Marketing Opportunities

- **Affiliate Marketing**
- **Refer a Friend**

Digital Marketing Impressions Purchased in calendar year 2021

Available Digital Marketing Impressions in calendar year 2021

Note: This page contains forward-looking statements about assumptions, plans, estimates and beliefs concerning marketing opportunities, successful marketing strategies, and the Company's ability to achieve them, which contain numerous risks and uncertainties. Actual results may differ materially from those contained in any forward-looking statements. Please see Disclaimers on Page 1 of this presentation for forward-looking statements.

See Endnote in Appendix, Page25 of this presentation, which explains the meanings of Available Digital Marketing Impressions, Digital Marketing Impressions Purchased (and Search Engines, Social Media and Display, with respect thereto) and Affiliate Marketing

9

(1) Gross Brokerage Revenue includes (a) commissions and fees received in respect of equities, options, futures and cryptocurrency customer accounts and transactions, which includes amounts charged to, and collected from, customers that are payable to third parties (such as futures exchange fees), as well as payment for order flow (PFOF) received for customer trades, and (b) interest income derived from customer equities and futures accounts and securities lending. PFOF represented 25% of Gross Brokerage Revenue and 23% of Total Revenues for FYE 3/31/21. Note: This page contains forward - looking statementsabout assumptions, plans, estimates and beliefs concerning marketing opportunities, successful marketing strategies, and the Company’sability to achieve them, which contain numerous risks and uncertainties. Actual resultsmay differ materially from those contained in any forward - lookingstatements. Please see Disclaimers on Page 1 of this presentation forforward - looking statements. Gross Brokerage Revenue (1) Expansion …Driven Primarily by Equities and Options ($ in millions) $199.7 $86.6 $85 .8 $98.3 $25 .1 $27.8 $47.2 $58.1 $62.3 $54.2 2019 2021 Fiscal years ended March 31, 2020 Equities Options Futures 10 Core Brokerage Business Positioned to Scale Further Simplify User Experience Insights & Educatio n Pee r - t o - P ee r Comm u nity Planned Initiatives to Further Accelerate Growth: Current Offering: Self - Clearing of Stocks, Options and Futures Award - Winning Trading and Analysis Tools Robust Middle and Back Office Brokerage Technology Platform that Provides Operating Leverage Track Record of Sustaining Heavy Volume $169 .8 $175.9

Native Integration with TradeStation New Cryptocurrencies Further Expansion to Non - U.S. Customers Crypto Accounts Have Grown Rapidly (1) Planned Initiatives to Further Accelerate Growth: Current Crypto Offering: Bitcoin, Bitcoin Cash, Ethereum, Litecoin, USDC Stable Coin Support for Self - Directed IRA Accounts Multiple Liquidity Sources Aggregated into One Feed Transparent Pricing Powerful Trading Tools 2,298 5,1 7 9 7 , 89 7 9,218 16,2 1 3 D e c' 20 Mar ' 2 1 S e p '2 1 Three months ended, Jun '21 D e c '21 11 Robust Crypto Offering Poised for Growth (1) Included in “CryptoAccounts” for the three months ended December 31, 2021 are customer crypto accounts opened through a marketing promotion that began December 20, 2021 in which TradeStation makes the initial account funding (BTC equal to USD $10.00). Crypto accounts opened under this promotion were 4,950 of the 5,725 total crypto accounts opened in December 2021. Note: This page contains forward - looking statements about assumptions, plans, estimates and beliefs concerning marketing opportunities, successful marketing strategies, and the Company’s ability to achieve them, which contain numerous risks and uncertainties. Actual results may differ materially from those contained in any forward - looking statements. Please see Disclaimers on Page 1 of this presentation for forward - looking statements.

Note: “Strategic Alliances” are business arrangements with third parties created by commercial contracts, and are not partnerships, joint ventures or any similar type of agency relationship or business combination. “Third - Party Related Revenue” refers to revenues derived from various types of third - party contractual business arrangements, including (i) API arrangements that enable third - party platforms to access TradeStation’s brokerage services and back - office systems, (ii) API arrangements that enable TradeStation to access or be integrated with third - party platforms and back - office systems (such as other brokerage firms to which TradeStation licenses or makes available its platform) and (iii) customer lead referral arrangements. The Company has not included in Third - Party Related Revenue for any year amounts that were derived from any larger - sized third - party relationships that have been terminated. Larger - sized relationships are defined as any relationship that was generating over 50 accounts per month. Current Offering: Brokerage services provider for Brokerage - as - a - Service (“BaaS”) Model Execution, Clearing, Settlement, Custody and Lending Equities, Options, Futures, Futures Options and Crypto FIX and Web APIs for Market Data and Execution Potential Channels: FinTechs Introducing Brokers & Futures Commission Merchants RIAs Crypto Brokers & Exchang es Banks $9 .8 $11 . 8 $33.1 20 1 9 Fiscal Years Ended March 31, 2020 2021 Third - Party Revenue ($, millions) 12 Growing Strategic Alliance Business Planned Initiatives to Further Accelerate Growth: Account Opening and Cash Management via API Customer Self - Service via API BaaS Portal for Relationship Management with BaaS provider

RECENT OPERATING AND FINANCIAL HIGHLIGHTS Three Months and Nine Months ended December 31, 2021

Strong year - over - year growth (1) in customer base Customer Metrics Total Customer Accounts (2) of 178.9 thousand as of December 31, 2021, representing 36.1% year - over - year growth ▪ Cryptocurrency accounts have grown to >9% of total accounts at Decemb e r 31, 20 21, fro m les s tha n 2% at Decemb e r 31, 2020 (2) 27.1 thousand Gross New Accounts (2) added during the fiscal third quarter, a year - over - year increase of 81.0 % Total Customer Assets increased by 32.7% year over year to $12.3 billion Total Customer Cash increased by 13.0% year over year to $3.0 billion 131.4 1 4 5.9 157 . 0 162.8 Total Customer Accounts, Total Customer Assets and Total Customer Cash 178.9 $9 .3 $10.3 $11 . 4 $11 . 3 $12.3 $2.6 $2.8 $2.9 $2.9 $3.0 Dec ‘20 Mar ‘21 Total Customer Accounts (In thousands) Total Customer Assets ($, in billions) Dec ‘21 Total Customer Cash (As of period end) Jun ‘21 Sep ‘21 ($, in billions) (1) As of December 31, 2021 compared to December 31, 2020 (2) Included in “Total Customer Accounts” and "Gross New Accounts" for the three months ended December 31, 2021 are customer crypto accounts opened through a marketing promotion that began December 20, 2021 in which TradeStation makes the initial account funding (BTC equal to USD $10.00). Crypto accounts opened under this promotion were 4,950 of the 5,725 total crypto accounts opened in December 2021 . 14

DARTs Declined as Compared to Prior Year’s Elevated Equities Trading Volume DARTs Daily Average Revenue Trades (DARTs) of 214.7 thousand declined by 10.2% year over year ▪ Primarily related to reduced customer trading activity as compared to high trading levels in the prior - year period, which occurred within the first year of the COVID - 19 pandemic ▪ Account growth partially offset the decrease in DARTs DARTs increased by 5.6% quarter over quarter 239.1 DARTs and VIX Closing Average 277.0 21 4.5 20 3 . 3 21 4 .7 25 .6 23.2 18.0 18.3 19.3 Total DARTs (In thousands) VIX Closing Average Three months ended, Jun ‘21 Sep ‘21 Dec ‘20 Mar ‘21 Dec ‘21 15 Year over year compares results for the three months ended December 31, 2021 to the three months ended December 31, 2020. Quarter over quarter compares results for the three months ended December 31, 2021 to the three months ended September 30, 2021.

Strong Account Growth Drove Increase in Revenue Total Revenue: Increased by 1.8% year over year ▪ Trading - related revenue increased by 4.0%, driven by account growth, offset by lower DARTs and revenue per trade ▪ Net interest income increased by 6.9% on increased margin and securities lending activity ▪ Subscription and Other revenue declined due to termination of a royalty - based licensing agreement Increased by 6.9% quarter over quarter ▪ Trading - related revenue increased by 4.9% primarily due to account growth ▪ Net - interest income increased by 21.6% principally due to higher asset lending revenues $39.9 $5 1 . 7 $40.3 $39.5 $41 . 5 $10.6 $10.9 $10.7 $9 .3 $1 1 .3 $2 .4 $2 .4 $1.6 $1.6 $1.1 $5 2.9 $6 5.0 $5 2.8 $5 0.4 $5 3 . 9 Revenue Source ($, millions) Trading - Related Revenue Net - Interest Income Subscription and Other Revenue Three months ended, Jun ‘21 Sep ‘21 Dec ‘21 Dec ‘20 Mar ‘21 16 Year over year compares results for the three months ended December 31, 2021 to the three months ended December 31, 2020. Quarter over quarter compares results for the three months ended December 31, 2021 to the three months ended September 30, 2021.

Trading - Related Revenue Increased Despite Prior Year’s Elevated Equities Volume Trading - Related Revenue Increased by 4.0% year over year ▪ Account growth drove higher overall revenue growth ▪ Options, Futures and Crypto revenues increased ▪ Equities revenue declined on lower trading levels Increased by 4.9% quarter over quarter ▪ Equities, options and futures drove revenue growth ▪ Crypto trading - related revenue declined on lower trading levels $16.4 $23.5 $14.7 $13.6 $14 .3 $12.1 $13.3 $12.3 $12.8 $13.7 $10.8 $12.9 $11.4 $11.8 $12.5 $0.6 $2 .0 $1.9 $1.3 $1.0 $39.9 Trading - Related Revenue by Asset Type ($, millions) $51.7 $40.3 $39.5 $41 . 5 Mar ‘21 Equities Options Fu t u r es Cr y pto Three months ended, Jun ‘21 Dec ‘20 Sep ‘21 Dec ‘21 17 Year over year compares results for the three months ended December 31, 2021 to the three months ended December 31, 2020. Quarter over quarter compares results for the three months ended December 31, 2021 to the three months ended September 30, 2021.

$3.2 $3.1 $2.3 $2.3 $2.4 $2.5 $3.0 $3.1 $3.1 $3.2 $3.5 $3.3 $4.0 $3.5 $4.6 $1.4 $1.5 $1.3 $0 .4 $1.1 $10.6 $10.9 $10.7 $9 .3 $11 . 3 Net Interest Income ($, millions) Dec ‘20 Total Customer Cash Margin Lending Securites Lending Dec ‘21 Cr y pto Lend i ng Net Interest Income Net interest income increased by 6.9% year over year ▪ Margin lending and securities lending both increased ▪ Net interest earned on customer cash and crypto lending was lower Net interest income increased by 21.6% quarter over quarter ▪ Increased securities and crypto lending were the primary driver of growth, with slight increases of net interest earned on customer cash and margin lending Interest earned on the investment of customer cash is highly correlated to short - term interest rates Three months ended, Jun ‘21 Sep ‘21 Mar ‘21 18 Net Interest Income Fueled by Increases in Margin Use and Securities Lending Year over year compares results for the three months ended December 31, 2021 to the three months ended December 31, 2020. Quarter over quarter compares results for the three months ended December 31, 2021 to the three months ended September 30, 2021.

Expense Growth Reflects TradeStation’s Strategic Growth Plan $4.3 $5 .4 $5 .7 $11 . 2 $22 .7 $17 . 7 $21 . 2 $21.2 $22 .7 $24.7 $7.8 $9 .1 $8 .6 $8 .4 $8 .2 $14 . 6 $13 . 6 $7.8 $8 .2 $5 .5 $5 .6 $5 .6 $5 .7 $5 .7 $5 0.0 $38 . 6 $5 4 . 7 $5 5.7 $6 9.5 Expe n ses Cost of Services Provided Inter e s t , D e pr & Amort Dec ‘20 Marketing - $2.7 Mar ‘21 Three months ended, Jun ‘21 Sep ‘21 Dec ‘21 Employee Compensation and Benefits Other (1) (1) Other includes Communications, Professional Services, Occupancy and Equipment, and Other Expense (Income). Expenses Increased marketing costs aimed at growing total customer accounts and total customer assets Employee headcount growth to drive product enhancements Increased by 39.1% year over year ▪ Marketing increased 426% due to investments in strategic growth plan ▪ Employee Compensation and Benefits increased 39.2%, primarily related to adding headcount and principally in product development Increased by 24.7% quarter over quarter ▪ Marketing increased 103% ▪ Employee Compensation and Benefits increased 8.6%, primarily related to adding headcount ($ , mill ions) 19 Year over year compares results for the three months ended December 31, 2021 to the three months ended December 31, 2020. Quarter over quarter compares results for the three months ended December 31, 2021 to the three months ended September 30, 2021.

Appendix

# Operating Metrics

| | As of December 31, | |
|---|---|---|
| | 2021 | 2020 |
| Total Customer Accounts[1] (in thousands) | 178.9 | 131.4 |
| Total Customer Assets ($, billions) | $12.3 | $9.3 |
| Total Customer Cash ($, billions) | $3.0 | $2.6 |

| | Three Months Ended December 31, | | Nine Months Ended December 31, | |
|---|---|---|---|---|
| | 2021 | 2020 | 2021 | 2020 |
| Daily Average Revenue Trades (DARTs) (in thousands) | 214.7 | 239.1 | 210.8 | 214.7 |
| Gross New Accounts[1] (in thousands) | 27.4 | 15.1 | 66.5 | 51.8 |

(1) Included in "Total Customer Accounts" and "Gross New Accounts" for the three months ended December 31, 2021 are customer crypto accounts opened through a marketing promotion that began December 20, 2021 in which TradeStation makes the initial account funding (BTC equal to USD $10.00). Crypto accounts opened under this promotion were 4,950 of the 5,725 total crypto accounts opened in December 2021.

## Operating Metrics Definitions:

***Total Customer Accounts*** is the number of customer brokerage accounts with a positive account balance at the end of the period presented.

***Gross New Accounts*** is the total number of approved customer brokerage accounts funded during the period presented, and includes accounts funded during the period presented that were opened and approved (but not funded) in a prior period, as well as accounts that were opened and funded in a prior period, but then went to a zero balance and were subtracted from Total Customer Accounts, but then were again funded during the period presented.

***Daily Average Revenue Trades (DARTs)*** means daily average revenue trades made by customers. A revenue trade means one completed customer equities, options, futures, or crypto trade, regardless of the number of shares, contracts, or units included in such trade, and includes trades completed under TradeStation's "zero commission" plans (which are supported by payment-for-order-flow, or "PFOF," revenue). Each "side" of a futures trade is counted as one revenue trade. Partial fills of an equities order on the same day are aggregated and counted as one revenue trade. DARTs are calculated by dividing the total number of revenue trades in the period presented by the total number of "Trading Days" in the period presented. A "Trading Day" means each day during the period presented that trading is open on NYSE and Nasdaq markets. A day on which such markets close early, such as the Friday after Thanksgiving, is counted as half a day. DARTs is a general indicator, as each of the asset classes TradeStation offers has a different fee structure and level of profitability.

***Total Customer Assets*** is total cash and assets held in customer brokerage accounts at the end of the period presented.

***Total Customer Cash*** is the aggregate cash held in customer brokerage accounts (equities and futures accounts – no cash is held in customer cryptocurrency accounts) at the end of the period presented.

21

# How TradeStation Generates Revenue

**Trading-Related Revenue**

Includes brokerage commissions received on equities, futures and options trading; commissions received on cryptocurrency trading; services fees; other customer fees and charges; and payments for order flow

**Net Interest Income**

Includes net interest income from securities lending, cryptocurrency lending, margin lending and investment returns from customer cash in custody and TradeStation assets

**Subscription and Other Revenue**

Includes subscriptions, B2B platform license royalties, development and technology support services provided to subsidiaries of parent company Monex Group and other miscellaneous revenues



Net Revenues
(% of Total Revenue)
7%
33%
60%
5%
35%
60%
4%
18%
78%
FYE 3/31/19
FYE 3/31/20
FYE 3/31/21
Net Revenue:
($ in millions)
$177
$189
$219

22

Condensed Income Statement (GAAP) (1) Other includes Communications, Professional Services, Occupancy and Equipment, and Other Expense (Income). Three months ended December 31, Nine Months Ended December 31, ( $ , thous a nds) 2021 2020 2021 2020 Trading - related revenue $41,466 $39,860 $121,334 $118,299 Net interest income 11,296 10,564 31,271 28,898 Subscription and other revenue 1,096 2,462 4,402 6,449 Total Net Revenues $53,858 $52,886 $157,007 $153,646 Employee compensation and benefits 24,692 17,736 68,628 53,050 Cost of services provided 8,225 7,790 25,186 24,439 Marketing 22,705 4,318 39,595 11,949 Other (1) 8,213 14,641 29,612 41,406 Inter e st , depre c ia t ion & amortization 5,699 5,506 16,969 16,585 Total Expenses 69,534 49,991 179,990 147,429 Income (Loss) Before Income Taxes (15,676) 2,895 (22,983) 6,217 Income Taxes (Benefit) (4,334) 791 (6,037) 1,695 Net Income (Loss) ($11,342) $2,104 ($16,946) $4,522 23

# Transaction Summary

| | |
|---|---|
| **Transaction Structure** | ▪ TradeStation Newco Sub to merge with Quantum (NYSE:QFTA); Quantum to become a wholly-owned subsidiary of TradeStation, and TradeStation to become a publicly-traded company |
| **Valuation** | ▪ Pre-money enterprise value ascribed to TradeStation of approximately $1.34bn[1] |
| **Uses** | ▪ Marketing & Headcount: $80-100mm[2]<br>▪ Liquidity & Working Capital: $160-200mm |

## Indicative Sources and Uses ($mm)[3]

| Sources | |
|---|---|
| SPAC Trust Funds | $201 [4] |
| Third-Party PIPE | 75 |
| Monex PIPE | 50 |
| TradeStation Rollover Equity (Monex) | 1,298 |
| Total Sources | $1,624 |

| Uses | |
|---|---|
| TradeStation Shareholder Rollover (Monex) | $1,298 |
| Cash to Balance Sheet / Primary Proceeds | 281 [4] |
| Estimated Transaction Expenses | 45 |
| Total Uses | $1,624 |

### Pro-Forma Ownership[3][4][5][6][8]

**Over 80% of shares post-closing subject to lock-up, some up to 3 years[7]**



1.6%
12.6%
4.3%
81.5%
Existing TradeStation Shareholder (Monex) (5)(8)
Third-Party PIPE Investment (8)(9)
SPAC Public Shareholders (4)
SPAC Sponsor Shares (6)

Note 1: This page contains forward-looking statements. Please refer to page 2 for disclosures regarding forward-looking statements.
Note 2: The earn-out conditions relating to Monex and SPAC Sponsor shares described in the footnotes below allow vesting of 50% of the shares subject to earn out upon a sustained VWAP (see footnote 7 for a definition of sustained) of $12.50 and vesting of the remaining 50% of such shares upon a sustained VWAP of $15.00, in each case over a five-year period. In the event that these earn-out conditions are not met within such five-year period, the right to receive such shares will be forfeited. See Transaction Overview in Appendix

(1) Comprised of $1,298mm pre-money equity value and net debt as of 6/30/21 of $45mm, comprised of total debt of $228mm and cash of $118mm (and excluding $65mm of firm assets available related to the crypto lending business which are funded with Monex loans). The enterprise value is not subject to any adjustment for changes in net debt.
(2) Represents estimated amount, when combined with projected cash from operations, needed to cover increased marketing spend and headcount over the three-year period ending March 31, 2024.
(3) Assumes $10 per share, excluding incentive shares (see footnote 4 and 8), no post-closing change of control and does not include impact of dilution from warrants. In addition, does not include equity plans or compensation.
(4) Includes 750,000 shares distributed to non-redeeming public shareholders and assumes no shareholder redemptions.
(5) Does not include an additional 34.1mm shares in aggregate that could be issued to Monex if certain earn-out conditions are met. See Note 2 above for detail regarding such earn-out conditions.
(6) Does not include 798,894 shares in aggregate that will be subject to certain earn-out conditions or 1,610,554 shares that Sponsor will forfeit at the closing. See Note 2 above for details regarding such earn-out conditions.
(7) Monex Group lock-up: one-third of shares until earlier of 12 months and sustained $12.50 last reported sale price; one-third until earlier of 24 months and sustained $15.00 last reported sale price; and one-third until earlier of 36 months and sustained $17.50 last reported sale price. Monex's PIPE shares are not subject to this lock-up. Sponsor lock-up: until earlier of 12 months and sustained $12.50 last reported sale price. Lock-ups subject to customary permitted transferee exceptions. With respect to any stock price, sustained means specified price (or higher) is the price for 20 out of any 30 consecutive trading days.
(8) Does not include shares potentially issued to non-Monex PIPE investors pursuant to a make-whole provision, whereby the investor will be issued additional shares such that they are made whole on the dollar amount of their original investment based on the lower of the 10-day VWAP ending on the 60th trading day following the effectiveness of the resale resignation statement and the VWAP for such 60-trading day period, if either is less than $10.00, with a floor of $6.50.
(9) Third-party PIPE investors committing $5mm or more to receive 10% of their commitment as incremental incentive shares (assumed to be 750,000 incremental incentive shares).

24

“ Available Digital Marketing Impressions” is an estimate of the total number of Digital Marketing Impressions available to be purchased for a given period for TradeStation’s “Target Audience,” and is segmented by the types of campaigns TradeStation seeks to conduct (Search Engine, Social Media, and Display) . “Target Audience” means the market audience a firm like TradeStation seeks to reach based on certain parameters and demographics, such as user behavior, user interests, geographical region, age and numerous other demographics and demonstrated behaviors, and this audience can be a pre - packaged, “in - house” custom audience organized and made available by providers such as Google and Facebook. The Company’s sources for estimating the size of its Target Audience in order to estimate Available Digital Marketing Impressions include Google, Twitter, Facebook, LinkedIn Ads Manager and TheTradeDesk. “Digital Marketing Impression” describes the moment at which an advertisement or any other form of digital media renders on a user's screen. This does not measure any actions taken by the user, only the appearance of the ad or impression that the user may choose at which to look and on which to click or otherwise act or not act. “Digital Marketing Impressions Purchased” means, with respect to each type of campaign (Search Engines, Social Media, and Display), the number of Digital Marketing Impressions to occur throughout the Target Audience during a specified period. With respect to such purchases by campaign segment, “Search Engine” means, for example, the Google Search Engine, “Social Media” means channels such as Twitter, Facebook, Instagram, LinkedIn, Reddit, etc., and “Display” refers to display ads such as banners, images, videos and text ads on relevant third - party sites. “Affiliate Marketing” means a lead referral program that consists of agreements with numerous third - party websites to generate online account - opening leads for TradeStation via TradeStation click - through ads on those websites. TradeStation pays a fee for each completed application or opened account. This program is facilitated through the use of a third - party vendor platform that organizes and manages these relationships, and aggregates and categorizes the third - party websites who wish to participate. Please note that the term “affiliate” as used here is not meant to imply in any way that the third - party websites are affiliates of TradeStation as they are in fact independent businesses Endnote to Page Nine 25

EMPOWERING TRADERS TO CLAIM THEIR FINANCIAL EDGE Investor Relations Contact: ir@tradestation.com February 2022